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                                                                    EXHIBIT 4.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                       EXERCISABLE ON OR BEFORE 5:30 P.M.,
                        NEW YORK TIME, FEBRUARY 10, 2009


No. W-_______


                               WARRANT CERTIFICATE


This Warrant Certificate certifies that ___________________, or registered assigns, is the registered holder of ___________ Warrants, each Warrant entitling the holder to purchase initially, at any time from February 10, 2005 until 5:30 p.m. New York time on February 10, 2009 ("Expiration Date"), one fully-paid and non-assessable share of common stock, $0.0001 par value ("Common Stock") of Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $12.7875 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representatives' Warrant Agreement (the "Warrant Agreement") dated as of February 10, 2004 by and among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to

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for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of February 10, 2004

BAKERS FOOTWEAR GROUP, INC.

By: /s/ Peter A. Edison
    ------------------------------------------------------
         Peter A. Edison
         Chairman of the Board and Chief Executive Officer


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             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Bakers Footwear Group, Inc. in the amount of $_________, all in accordance with the terms of
Section 3.1 of the Representatives' Warrant Agreement, dated as of February 10, 2004, among Bakers Footwear Group, Inc., Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is _______________________ and that such
Certificate be delivered to ___________________ whose address is
__________________.

Dated:
       ----------------------------------------------

Signature:
           ------------------------------------------

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

----------------------------------------------
(Insert Social Security or Other Identifying Number of Holder)




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             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ shares of Common Stock all in accordance with the terms of Section 3.2 of the Representatives' Warrant Agreement, dated as of February 10, 2004, among Bakers Footwear Group, Inc., Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. The undersigned requests that a certificate for such securities be registered in the name of _________________ whose address is ___________________ and that such Certificate be delivered to __________________
whose address is
                _________________________________________________.
Dated:
       ----------------------------------------------

Signature:
           ------------------------------------------

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. )

--------------------------------------------------
(Insert Social Security or Other Identifying Number of Holder)


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(To be executed by the registered holder if such holder desires to transfer the
Warrant Certificate.)

FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto _________________________________ (please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ----------------------------------------------

Signature:
           ------------------------------------------

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

----------------------------------------------
(Insert Social Security or Other Identifying Number of Assignee)





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[The Company issued warrants to the representatives of the underwriters to the initial public offering, or their designees, as follows:

1.     Warrant W-1 to Ryan Beck & Co., Inc. representing 16,200 warrants;

2.     Warrant W-2 to Ryan Beck & Co., Inc. representing 64,800 warrants;

3. Warrant W-3 to an affiliate of Ryan Beck & Co., Inc. representing 40,500 warrants;

4. Warrant W-4 to an affiliate of Ryan Beck & Co., Inc. representing 40,500 warrants; and

5. Warrant W-5 to BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. representing 54,000 warrants.

Copies of each executed and issued warrant have been omitted. The Registrant undertakes to furnish supplementally a copy of each such issued warrant upon request.]